Exhibit 99.1

   GLOBAL PARTNERS DECLARES INCREASED CASH DISTRIBUTION FOR THE SECOND QUARTER
                                     OF 2006

    WALTHAM, Mass., July 24 /PRNewswire-FirstCall/ -- Global Partners LP (NYSE:
GLP), one of New England's largest wholesale distributors of distillates, gasoline and residual oil to wholesalers, retailers and commercial customers, today announced that it has declared a quarterly cash distribution of $0.4375 per unit for the period from April 1, 2006 through June 30, 2006 ($1.75 per unit on an annualized basis). The distribution will be paid August 14, 2006 to unitholders of record as of the close of business August 3, 2006.

    The distribution to be paid in August 2006 represents an increase of approximately 3% over the May 2006 distribution of $0.425 per unit. The quarterly distribution for the Partnership has increased by approximately 6% since Global Partners LP's initial public offering in September 2005.

    About Global Partners LP

    Global Partners LP, a master limited partnership based in Waltham, Massachusetts, is one of the largest wholesale distributors of distillates (such as home heating oil, diesel and kerosene), gasoline and residual oil to wholesalers, retailers and commercial customers in New England. Global Partners LP trades on the New York Stock Exchange under the ticker symbol "GLP." For additional information, please visit http://www.globalp.com.

    Safe Harbor Statement

    This news release contains certain "forward-looking statements" within the meaning of the federal securities laws. These forward-looking statements are identified as any statements that do not relate strictly to historical or current facts and can generally be identified by the use of forward-looking terminology including "will," "may," "believe," "expect," "anticipate," "estimate," "continue" or other similar words. Such statements may discuss business prospects, new developments and future expectations or contain projections of results of operations, financial condition and Global Partners LP's ability to make distributions to unitholders. These statements are not guarantees of performance. Although Global Partners LP believes these forward-looking statements are based on reasonable assumptions, statements made regarding future results are subject to a number of assumptions, uncertainties and risks, many of which are beyond the control of Global Partners LP, which may cause actual results to be materially different from the forward-looking statements contained in this news release. For specific risks and uncertainties that could cause actual results to differ materially from forward-looking statements, please refer to Global Partners LP's Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, and its Annual Report on Form 10-K for the year ended December 31, 2005. All forward-looking statements included in this news release and all subsequent written or oral forward-looking statements attributable to Global Partners LP or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements speak only as of the date made, and Global Partners LP undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

    Contacts:
     Thomas J. Hollister             Edward J. Faneuil
     Executive Vice President and    Executive Vice President,
     Chief Financial Officer         General Counsel and Secretary
     Global Partners LP              Global Partners LP
     (781) 894-8800                  (781) 894-8800

SOURCE  Global Partners LP
    -0-                             07/24/2006
    /CONTACT: Thomas J. Hollister, Executive Vice President and Chief Financial Officer, +1-781-894-8800, or Edward J. Faneuil, Executive Vice President, General Counsel and Secretary, +1-781-894-8800, both of Global Partners LP /
    /First Call Analyst: /
    /FCMN Contact: /
    /Web site:  http://www.globalp.com /